UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 9, 2019

J.E.M. CAPITAL, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-179130	46-0525801
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5B, Prat Building, 13 Prat Avenue, TsimSha Tsui, Kowloon, HK
(Address of Principal Executive Offices) (Zip Code)

Registrant's telephone number, including area code 852-27707297

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

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Section 5 - Corporate Governance and Management

Item 5.02.	Compensatory Arrangements of Certain Officers.

On June 21, 2019, the J.E.M. CAPITAL, INC. (“JEMC” or the “Company”) Board of Directors approved the issuance of common stock to Mr. Yulong Yang and Mr. Xia MingJing, for their services provided to the Company via Board Resolution (the “Board Resolution”).

Approved issuance are as follows:

1,000,000 common shares to Mr. Yulong Yang for service as J.E.M. Capital, Inc. Chief Executive Officer and member of the Board

1,000,000 common shares to Mr. Xia MingJing for service as J.E.M. Capital, Inc. Chief Financial Officer and Chairman of the Board.

The description above of the Board Resolution is qualified in its entirety by the copy of the Board Resolution filed as Exhibit 10.1 with this report and is incorporated by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

10.1	UNANIMOUS WRITTEN CONSENT OF THE BOARD OF DIRECTORS OF J.E.M. CAPITAL, INC. dated June 21, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

J.E.M. CAPITAL, INC. (Registrant)
Date: July 9, 2019	By: /s/ Yulong Yang Yulong Yang Chief Executive Officer

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